Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$66,826,730
Realized Gain (Loss) on Swap Contracts	32,414,540
Unrealized Gain (Loss) on Market Value of Commodity Futures	(40,334,070)
Unrealized gain (loss) on Fair Value of Swap Contracts	(6,689,858)
Dividend Income	1,193,515
Interest Income	2,255,241
ETF Transaction Fees	34,000
Total Income (Loss)	$55,700,098

Expenses
General Partner Management Fees	$389,682
Professional Fees	182,555
Brokerage Commissions	136,724
Directors' Fees and insurance	13,323
License fees	12,989
Total Expenses	$735,273
Net Income (Loss)	$54,964,825

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/25	$907,026,763
Additions (12,100,000 Shares)	947,287,383
Withdrawals ((10,200,000) Shares)	(779,458,017)
Net Income (Loss)	54,964,825

Net Asset Value End of Month	$1,129,820,954
Net Asset Value Per Share (15,423,603 Shares)	$73.25

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596